Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX ANNOUNCES SEPTEMBER QUARTER RESULTS; EPS $0.24

SAN JOSE, CA, OCTOBER 20, 2005 — Xilinx, Inc. (Nasdaq: XLNX) today announced net revenues of $399 million in the second quarter of fiscal 2006, down 2% sequentially from the prior quarter and down 1% from the same quarter a year ago. Net income was $86 million or $0.24 per diluted share, up 11% from $77 million or $0.21 per diluted share in the prior quarter.  Net income for the second quarter of fiscal 2006 was down 1% from the second quarter of fiscal 2005.  A favorable tax court decision during the quarter positively impacted the tax rate and increased earnings by $0.03 per share.

Xilinx also announced that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per outstanding share of common stock, payable on December 1, 2005 to all stockholders of record at the close of business on November 17, 2005.

Additional second quarter comparisons are represented in the chart below.

Quarterly Information

(In millions, except EPS)

				Growth Rates
	Q2 FY 2006	Q1 FY 2006	Q2 FY 2005	Q-T-Q	Y-T-Y
Net revenues	$398.9	$405.4	$403.3	-2%	-1%
Operating income	$82.3	$90.5	$101.3	-9%	-19%
Net income	$85.6	$76.8	$86.2	11%	-1%
Net income per share	$0.24	$0.21	$0.24	14%	0%

Turns business, which are orders that are booked and shipped within the quarter, were weaker than anticipated in the month of September.  Most of this weakness was concentrated among large communications and storage companies that have manufacturing operations in Asia Pacific.  Combined sales from Xilinx’s 90-nanometer products, Virtex™-4 and Spartan™-3, doubled sequentially, meeting expectations and representing 10% of total revenues.

“The September quarter was a challenging quarter.  I am pleased, however, with the growth of our 90nm products.  Additionally, significant yield improvements on these products during the quarter positively impacted gross margin which increased to 61.4%, up from 60.9% in the prior quarter,” said Wim Roelandts, Chairman and CEO.

Business Review – September Quarter FY06

•      Total inventory days at Xilinx and distribution were 146 days, up from 132 days last quarter.

•      Accounts receivable days sales outstanding were 44, flat from the prior quarter.

•      Capital expenditures and depreciation were $16 million and $13 million, respectively.

Net revenues by Geography:

	Percentages
	Q2	Q1	Q2	Growth Rates
	FY 2006	FY 2006	FY 2005	Q-T-Q	Y-T-Y
North America	41%	41%	42%	-1%	-3%
Europe	20%	20%	21%	-2%	-8%
Japan	16%	14%	15%	15%	8%
Asia Pacific/ROW	23%	25%	22%	-12%	4%

Net revenues by End Market:

	Percentages
	Q2	Q1	Q2	Growth Rates
	FY 2006	FY 2006	FY 2005	Q-T-Q	Y-T-Y
Communications	48%	51%	53%	-6%	-10%
Storage & Servers	13%	13%	13%	-5%	-1%
Consumer & Automotive	15%	14%	—	2%	N/M	**
Industrial & Other	24%	22%	34%*	9%	N/M	**

*This figure includes sales from consumer, industrial, automotive and other applications.  As of Q3 FY05, Xilinx split this category (formerly called “Consumer, Industrial & Other”) into two components:  “Consumer & Automotive” and “Industrial & Other”.  Historical comparisons are not available for these two categories.

**N/M = Not meaningful

Net revenues by Product*:

	Percentages
	Q2	Q1	Q2	Growth Rates
	FY 2006	FY 2006	FY 2005	Q-T-Q	Y-T-Y
New	30%	27%	17%	11%	71%
Mainstream	48%	51%	58%	-8%	-19%
Base	16%	16%	18%	-2%	-10%
Support	6%	6%	7%	-5%	-9%

*Products are classified as follows:

New products: Virtex-4, Virtex-II Pro, Spartan-IIE, Spartan-3, Spartan-3E, Easypath™ and CoolRunner®- II products

Mainstream products: Virtex-II, Spartan-II, SpartanXL, CoolRunner, Virtex-E and Virtex products

Base products: XC3000, XC3100, XC4000, XC4000XL, XC4000XLA, XC4000XV, XC4000E, XC4000EX, XC5200, XC9500, XC9500XL, XC9500XV and Spartan products

Support products: Configuration solutions, HardWire, Software & Support/Services

Highlights – September Quarter FY06:

•      The Xilinx Spartan family now represents a record 24% of total net revenues, up from 23% last quarter and up from 8% five years ago.  The Spartan-3 family, which is the industry’s leading 90nm FPGA in terms of sales, experienced significant yield improvements during the quarter contributing to Xilinx’s better gross margin.

2

•      Sales from each of the three Virtex-4 family domains, LX, FX and SX, more than doubled sequentially.  Design wins for this family are strong across a broad base of end markets and backlog moving into the December quarter is up significantly.

Business Outlook – December Quarter FY06

•      Revenues expected to be up 1% - 5% sequentially.

•      Gross margin expected to be 62% - 63%.

•      Operating expenses expected to be down 1% sequentially.

•      Other income expected to be approximately $11 million.

•      Tax rate expected to be approximately 21% - 22%.

•      Fully diluted share count expected to decrease to approximately 352 million shares.

Business Update – December Quarter FY06

A third quarter business update will be issued in the form of a press release after the market closes on Wednesday, December 7, 2005.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, customer acceptance of our new products, the ability of our customers to manage their inventories, a high dependence on turns business, higher-than-anticipated product delinquencies, more customer volume discounts than expected, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to secure adequate test, packaging and assembly capacity from our suppliers, our ability to successfully manage production at multiple foundries, currency fluctuations and their respective impact to customer purchasing power, variability in wafer pricing, and other risk factors listed in our most recent Form 10-K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Oct. 1,	Oct. 2,	Jul. 2,	Oct. 1,	Oct. 2,
	2005	2004	2005	2005	2004
Net revenues	$398,929	$403,277	$405,379	$804,308	$826,860

Costs and expenses:
Cost of revenues	153,968	145,024	158,482	312,450	289,187
Research and development	79,953	78,135	78,704	158,657	150,058
Selling, general and administrative	77,744	77,086	75,987	153,731	157,676
Amortization of acquisition-related intangibles	1,755	1,757	1,756	3,511	3,159
Litigation settlement and contingency	3,165	—	—	3,165	—
Write-off of acquired in-process research and development	—	—	—	—	7,198
Total costs and expenses	316,585	302,002	314,929	631,514	607,278

Operating income	82,344	101,275	90,450	172,794	219,582
Interest income and other, net	15,910	7,323	9,343	25,253	13,164

Income before income taxes	98,254	108,598	99,793	198,047	232,746
Provision for income taxes	12,656	22,389	22,952	35,608	51,285
Net income	$85,598	$86,209	$76,841	$162,439	$181,461

Basic net income per common share	$0.25	$0.25	$0.22	$0.46	$0.52
Diluted net income per common share	$0.24	$0.24	$0.21	$0.45	$0.51
Cash dividends declared per common share	$0.07	$0.05	$0.07	$0.14	$0.10

Common and equivalent shares used in computing net income per share amounts:
Basic	349,254	347,859	350,705	350,165	347,350
Diluted	356,360	357,832	358,038	357,384	358,882

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Oct. 1,	Apr. 2,
	2005	2005
	(Unaudited)	(1)

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$881,885	$861,558
Investment in United Microelectronics Corporation, current portion	30,000	—
Accounts receivable, net	191,512	213,459
Inventories	199,667	185,722
Deferred tax assets and other current assets	186,727	205,625

Total current assets	1,489,791	1,466,364

Net property, plant and equipment	348,797	344,516
Long-term investments	760,944	766,596
Investment in United Microelectronics Corporation, net of current portion	256,100	246,110
Other assets	313,893	215,610

Total Assets	$3,169,525	$3,039,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$224,698	$195,883
Deferred income on shipments to distributors	109,817	102,511

Total current liabilities	334,515	298,394

Deferred tax liabilities	59,633	67,294
Other long-term liabilities	7,635	—

Stockholders’ equity	2,767,742	2,673,508

Total Liabilities and Stockholders’ Equity	$3,169,525	$3,039,196

(1) Derived from audited financial statements